As filed with the Securities and Exchange Commission on March 31, 2010

Registration No. 333-43968

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA	22-2476703
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)

One Franklin Plaza, Burlington, NJ	08016-4907
(Address of Principal Executive Offices)	(Zip Code)

Franklin Electronic Publishers, Incorporated

Amended and Restated 1998 Stock Option Plan

(Full Title of the Plan)

Frank A. Musto	Copy to:
Vice President and Chief Financial Officer	Robert L. Kohl, Esq.
Franklin Electronic Publishers, Incorporated	Katten Muchin Rosenman LLP
One Franklin Plaza	575 Madison Avenue
Burlington, NJ 08016-4907	New York, New York 10022
(609) 386-2500	(212) 940-8800
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

In connection with the merger of Saunders Acquisition Corporation with and into Franklin Electronic Publishers, Incorporated (the “Company”), the Company hereby removes from registration 149,286 shares of common stock registered under this Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of New Jersey, on this 31st day of March, 2010.

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

By:	/S/ FRANK A. MUSTO
Frank A. Musto
Vice President and Chief Financial Officer